Exhibit 99.2

CBRE GROUP, INC. Third Quarter 2013: Earnings Conference Call October 29, 2013

This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance and business outlook. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our third quarter earnings report, filed on Form 8-K, our current annual report on Form 10-K and our current quarterly report on Form 10-Q, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation, which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix. FORWARD-LOOKING STATEMENTS

CONFERENCE CALL PARTICIPANTS Bob Sulentic PRESIDENT AND CHIEF EXECUTIVE OFFICER Gil Borok CHIEF FINANCIAL OFFICER Mike Strong CHAIRMAN & CHIEF EXECUTIVE OFFICER, EMEA Nick Kormeluk INVESTOR RELATIONS

Asia Pacific Revenue 1% Asia Pacific Revenue 13% local currency Growth in property sales (30% in local currency), led by Australia and Japan Q3 2013 Region Highlights BUSINESS OVERVIEW EMEA Revenue25% Paced by resurgent property sales Double-digit growth across all major business lines Americas Revenue 11% Fourth consecutive double digit increase Strength in sales, leasing and occupier outsourcing

BUSINESS OVERVIEW Contains recurring revenue aggregating approximately 62% of total revenue for both of the three month periods ended September 30, 2013 and 2012. Revenue ($ in millions) % Change Y-O-Y Q3 2013 % of Q3 2013 Total Q3 2012 USD Local Currency Property, Facilities & Project Management1 609.2 35 558.6 9 10 Leasing1 503.3 29 452.6 11 13 Sales 303.7 17 236.0 29 32 Investment Management1 127.4 7 114.3 11 11 Appraisal & Valuation 97.9 6 91.4 7 10 Commercial Mortgage Brokerage1 67.2 4 74.4 10 10 Development Services 10.2 1 15.9 36 36 Other 15.0 1 13.9 8 13 Total 1,733.9 100 1,557.1 11 13 Q3 2013 Business Line Highlights

Q3 2013 PERFORMANCE OVERVIEW Revenue EBITDA Normalized EBITDA1 Normalized EBITDA Margin1 Net Income2 EPS2,3 Q3 2013 $1,733.9 M $224.4 M $225.2 M 13.0% GAAP $94.4 M Adjusted $99.7M GAAP $0.28 Adjusted $0.30 Q3 2012 $1,557.1 M $163.6 M $195.3 M 12.5% GAAP $39.7 M Adjusted $83.6 M GAAP $0.12 Adjusted $0.26 CHANGE FROM Q3 2012 Normalized EBITDA excludes integration and other costs related to acquisitions, cost containment expenses and certain carried interest incentive compensation expense. Adjusted net income and adjusted EPS exclude amortization expense related to customer relationships resulting from the ING REIM and TCC acquisitions, integration and other costs related to acquisitions, cost containment expenses, certain carried interest incentive compensation expense and the write-down of a non-amortizable intangible asset. All EPS information is based upon diluted shares.

Total Q3 2013 revenue up 11% AMERICAS REVENUE: MAJOR COMPONENTS 19% 8% 9% 26% 12% 9% ($ in millions) YTD Q3 Q3 SALES LEASING PROPERTY, FACILITIES & PROJECT MANAGEMENT

U.S. VACANCY U.S. ABSORPTION TRENDS (in millions of square feet) 3Q12 2Q13 3Q13 4Q13F 4Q14F 2011 2012 2013F 2014F 3Q12 3Q13 Office 15.6% 15.2% 15.1% 15.0% 14.3% 24.7 28.9 30.5 41.1 8.2 8.1 Industrial 13.0% 12.0% 11.7% 11.5% 11.4% 128.3 134.3 194.1 101.0 24.4 55.4 Retail 12.9% 12.5% 12.2% 11.6% 10.6% 6.6 15.2 25.0 43.0 2.7 -1.9 U.S. MARKET STATISTICS Source: CBRE Econometric Advisors (EA) Outlooks 3Q 2013 preliminary CAP RATES STABLE AND VOLUMES UP CAP RATE GROWTH1 3Q12 2Q13 3Q13 4Q13F Office Volume ($B) 15.5 16.9 22.2 0 to +20 bps Cap Rate 6.9% 7.2% 6.9% Industrial Volume ($B) 9.5 7.4 10.2 0 to +20 bps Cap Rate 7.3% 7.6% 7.6% Retail Volume ($B) 12.4 9.2 14.1 0 to +20 bps Cap Rate 7.2% 6.9% 7.2% Source: CBRE EA estimates from RCA data October 2013 1. CBRE EA estimates

Total Q3 2013 revenue up 1% in USD or 13% in local currency ASIA PACIFIC REVENUE: MAJOR COMPONENTS 43% or 52% in local currency (4%) or 1% in local currency 5% or 11% in local currency YTD Q3 15% or 30% in local currency (3%) or 6% in local currency 0% or 10% in local currency Q3 ($ in millions) SALES LEASING PROPERTY, FACILITIES & PROJECT MANAGEMENT

EMEA +$56.8 +$110.0 +$10.5 +$13.1 YTD Q3 Q3 ($ in millions) Revenue and Normalized EBITDA REVENUE NORMALIZED EBITDA 25% 16% 83% 146%

Total Q3 2013 revenue up 25% EMEA REVENUE: MAJOR COMPONENTS ($ in millions) YTD Q3 50% Q3 SALES LEASING PROPERTY, FACILITIES & PROJECT MANAGEMENT 27% 10% 20% 19% 19%

EMEA Revenue by service line 2007 YTD Q3 2013 Contractual Revenue1 = 33% Contractual Revenue1 = 50% Sales Leasing Property, Facilities & Project Management Appraisal & Valuation Other Contractual revenue includes Property, Facilities & Project Management, Appraisal & Valuation and Other. Non-contractual revenue includes Sales and Leasing.

Growth EMEA NEWER SERVICE LINES Real Estate Finance Debt origination and advisory Equity finance Property Match trading platform Residential CBD Project Marketing M&A Strategic infill: Geography Service lines Where we can build scale ORGANIC Significant market share headroom in all service lines Strategic hires Leveraging the brand and international client base

Capital Markets EMEA KEY FACTS MARKET SHARE YTD Q3 2013 NOTABLE TRANSACTIONS Paddington Central LONDON, UK Tour Adria PARIS, FRANCE Tower 185 FRANKFURT AM MAIN, GERMANY Market volumes increasing (+21% on Q3 2012): Confidence improving and extending into secondary markets and property types Debt restrictions beginning to ease Funds increasing capital allocation to real estate International capital flows increasing 66% of Central London office investment from outside of UK, YTD Q3 2013

Leasing EMEA KEY FACTS MARKET SHARE YTD Q3 2013 NOTABLE TRANSACTIONS Tour Blanche PARIS, FRANCE The Place LONDON, UK Plus+ WARSAW, POLAND Increased occupier confidence yet to be reflected in take-up (lag) 4 quarter rolling market share increases every quarter through 2013 Extending our leadership position in London and Paris Achieved market leadership in Poland Strengthening of teams in Germany, Poland and Italy Largest CBRE deal in EMEA: The Place, London, UK

Global Corporate Services EMEA xxx KEY EMEA FACTS 2013 GLOBAL WINS NEW EMEA CLIENTS Q3 YTD Q3 New 20 64 Expansions 13 43 Renewals 21 48 8 new clients in 2013 9 clients renewed and/or expanded Client satisfaction up Secured 17 strategic hires

Asset Services EMEA KEY FACTS 2013 M&A YTD Q3 2013 NOTABLE ASSIGNMENTS Country Acquisition Date Czech Republic Impact Corti March Belgium Sogesmaint June Sweden Basale September Centro Sicilia SICILY, ITALY 30 St Mary Axe (The Gherkin) LONDON, UK Sun Plaza Shopping Centre BUCHAREST, ROMANIA Gaining real momentum Premier Properties Latest win: 30 St Mary’s Axe (The Gherkin) Offices: major portfolio win in Prague, Czech Republic Launch of integrated shopping centre practice 198 shopping centers under management Now the largest independent manager of shopping centers in EMEA

GLOBAL INVESTMENT MANAGEMENT Includes revenue from discontinued operations of $1.5 million for the nine months ended September 30, 2013. Includes revenue from discontinued operations of $0.8 million and $5.5 million for the twelve months ended December 31, 2012 and 2011, respectively. Investment Management Carried Interest 2 2 CAGR = 24% Asset Management Acquisition, Disposition & Incentive Rental 1 Q3 YTD Q3 Carried Interest Revenue ANNUAL REVENUE ($ IN MILLIONS) REVENUE ($ IN MILLIONS) Carried interest is integral to the business Carried interest occurs regularly but not at consistent intervals Timing driven by macro environment and fund lifecycles Strong carried interest expected in Q4 2013 but not in 2014

GLOBAL INVESTMENT MANAGEMENT

Pro-forma Normalized EBITDA

($ in millions)	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
EBITDA[1]	55.4	22.7	127.7	77.9
Add Back:				
Net accrual of certain incentive compensation expense related to carried interest revenue not yet recognized and included in selected charges	0.8	-	3.5	-
Integration and other costs related to acquisitions	-	14.2	1.5	33.3
Normalized EBITDA[1]	56.2	36.9	132.7	111.2
Net (reversal) accrual of certain incentive compensation expense related to carried interest revenue not yet recognized	(3.1)	1.6	(3.9)	2.3
Pro-forma Normalized EBITDA[1]	53.1	38.5	128.9	113.5
Pro-forma Normalized EBITDA Margin[2]	42%	34%	35%	32%

- As of September 30, 2013, the Company maintained a cumulative remaining accrual of carried interest compensation expense of approximately $42 million, of which $36 million pertains to anticipated future carried interest revenue.
- The Company began to normalize out carried interest incentive compensation expense accruals for a fund that began recording carried interest expense in the second quarter of 2013. The Company will recognize this expense in normalized EBITDA when the carried interest revenue is recorded in future periods (thereby matching the revenue and expense).

1. Includes EBITDA from discontinued operations of $1.4 million for the nine months ended September 30, 2013.
2. Calculation includes revenue and EBITDA from discontinued operations.

19

CBRE GROUP, INC. | Q3 2013 EARNINGS CONFERENCE CALL

As of 12/31/2012 Acquisitions Dispositions Foreign Currency Net Value Decline As of 9/30/2013 92.0 3.0 7.4 0.5 0.5 87.6 GLOBAL INVESTMENT MANAGEMENT Assets Under Management (AUM) YTD Q3 AUM CHANGE ($ IN BILLIONS) AUM ($ IN BILLIONS) CAGR = 21% Co-investments $183.1 million New equity raised $2.5 billion year to date Capital to deploy $3.2 billion 11.4 14.4 15.1 17.3 28.6 37.8 38.5 34.7 37.6 94.1 92.0 87.6 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Q3 2013

DEVELOPMENT SERVICES In Process figures include Long-Term Operating Assets (LTOA) of $1.0 billion for 3Q 13, $1.2 billion for 4Q 12, $1.5 billion for 4Q 11, $1.6 billion for 4Q 10, $1.4 billion for 4Q 09 and $0.4 billion for 4Q 08. LTOA are projects that have achieved a stabilized level of occupancy or have been held 18-24 months following shell completion or acquisition. 1 Includes revenue from discontinued operations of $7.4 million for the nine months ended September 30, 2013. Includes EBITDA from discontinued operations of $6.0 million for the nine months ended September 30, 2013. Calculation includes revenue and EBITDA from discontinued operations. $80.8 million of co-investments at the end of Q3 2013 $17.0 million in recourse debt to CBRE and repayment guarantees at the end of Q3 2013 REVENUE ($ IN MILLIONS) PROJECTS IN PROCESS/PIPELINE ($ IN BILLIONS) HIGHLIGHTS 3.6 2.8 2.6 3.6 5.4 6.5 5.6 4.7 4.9 4.9 4.2 5.2 1.4 1.5 2.5 2.7 3.0 2.7 2.5 0.9 1.2 1.2 2.1 1.6 4Q02 4Q03 4Q04 4Q05 4Q06 4Q07 4Q08 4Q09 4Q10 4Q11 4Q12 3Q13 In Process Pipeline 2013 2012 2013 2012 Revenue 1 12.6 17.8 42.3 50.4 EBITDA 2 6.0 3.8 21.2 16.1 EBITDA Margin 3 48% 21% 50% 32% Nine Months Ended September 30, Three Months Ended September 30,

As of September 30, 2013 MANDATORY AMORTIZATION AND MATURITY SCHEDULE $ in millions $1,200.0 million revolver facility matures in March 2018. As of September 30, 2013, the outstanding revolver balance was $89.9 million. 1 Global Cash Available Revolver 1,549 10 40 40 68 255 170 2 352 198 800 - 250.0 500.0 750.0 1,000.0 1,250.0 1,500.0 Q3 2013 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Current Liquidity Term Loan A Term Loan B Revolver Sr. Unsecured Notes - 6.625% Sr. Unsecured Notes - 5.00%

CAPITALIZATION

($ in millions)	As Of 9/30/2013	12/31/2012	Variance
Cash[1]	450.4	994.7	(544.3)
Revolving credit facility	89.9	73.0	16.9
Senior secured term loan A	-	271.3	(271.3)
Senior secured term loan A-1	-	275.2	(275.2)
Senior secured term loan B	-	293.2	(293.2)
Senior secured term loan C	-	394.0	(394.0)
Senior secured term loan D	-	394.0	(394.0)
Senior secured term loan A (new)	481.3	-	481.3
Senior secured term loan B (new)	213.9	-	213.9
Senior subordinated notes[2]	-	440.5	(440.5)
Senior unsecured notes 5.0%	800.0	-	800.0
Senior unsecured notes 6.625%	350.0	350.0	-
Notes payable on real estate[3]	14.1	13.9	0.2
Other debt[4]	11.6	9.4	2.2
Total debt	1,960.8	2,514.5	(553.7)
Stockholders' equity	1,758.0	1,539.2	218.8
Total capitalization	3,718.8	4,053.7	(334.9)
Total net debt	**1,510.4**	**1,519.8**	**(9.4)**

1. Excludes $52.2 million and $94.6 million of cash in consolidated funds and other entities not available for Company use at September 30, 2013 and December 31, 2012, respectively.
2. Net of original issue discount of $9.5 million at December 31, 2012.
3. Represents notes payable on real estate in Development Services that are recourse to the Company. Excludes non-recourse notes payable on real estate of $136.9 million and $312.1 million at September 30, 2013 and December 31, 2012, respectively.
4. Excludes $224.4 million and $1,026.4 million of aggregate warehouse facilities outstanding at September 30, 2013 and December 31, 2012, respectively.

23 CBRE GROUP, INC. | Q3 2013 EARNINGS CONFERENCE CALL

Strong financial results through Q3 CBRE is well positioned to drive further revenue and EBITDA growth Plan to continue strategic investments in people, technology and M&A Anticipate full year revenue growth in the mid to high single digits Continued healthy property sales activity Steady, double-digit growth expected in occupier outsourcing Improvement in leasing activity due to market lift and share gains Significant carried interest revenue from Investment Management, much of which was anticipated in our initial expectations for 2013 Continue to expect solid bottom-line growth with moderately improved normalized EBITDA margins for the full year Forecast full-year EPS of $1.40 to $1.45 2013 Expectations BUSINESS OUTLOOK

GAAP RECONCILIATION TABLES

RECONCILIATION OF NORMALIZED EBITDA TO EBITDA TO NET INCOME Carried interest incentive compensation is related to a fund that began recording carried interest expense in Q2 2013. ($ in millions) 2013 2012 Normalized EBITDA 225.2 $ 195.3 $ Adjustments: Carried interest incentive compensation expense 1 0.8 - Cost containment expenses - 17.5 Integration and other costs related to acquisitions - 14.2 EBITDA 224.4 163.6 Add: Interest income 1.5 1.9 Less: Depreciation and amortization 47.5 40.1 Interest expense 27.8 43.7 Non-amortizable intangible asset impairment - 19.8 Provision for income taxes 56.2 22.2 Net income attributable to CBRE Group, Inc. 94.4 39.7 Revenue 1,733.9 $ 1,557.1 $ Normalized EBITDA Margin 13.0% 12.5% Three Months Ended September 30,

RECONCILIATION OF NET INCOME TO NET INCOME, AS ADJUSTED Carried interest incentive compensation is related to a fund that began recording carried interest expense in Q2 2013. ($ in millions, except for per share data) 2013 2012 Net income attributable to CBRE Group, Inc. 94.4 $ 39.7 $ Amortization expense related to ING REIM and TCC customer relationships acquired, net of tax 4.7 4.7 Carried interest incentive compensation, net of tax 1 0.6 - Integration and other costs related to acquisitions, net of tax - 10.7 Non-amortizable intangible asset impairment, net of tax - 15.0 Cost containment expenses, net of tax - 13.5 Net income attributable to CBRE Group, Inc., as adjusted 99.7 $ 83.6 $ Diluted income per share attributable to CBRE Group, Inc., as adjusted 0.30 $ 0.26 $ Weighted average shares outstanding for diluted income per share 332,061,402 327,309,341 Three Months Ended September 30,